Exhibit 99.1

Helix BioMedix Acquires Ownership Interest in NuGlow Skincare

Transaction Also Includes a 3 Year Supply Agreement

Bothell, Washington — July 8, 2010 — Helix BioMedix, Inc. (OTCBB: HXBM), a developer of bioactive peptides, today announced it has acquired 30 percent ownership interest in NuGlow Cosmaceuticals, LLC (NuGlow). As part of the transaction, the companies have also entered into a three year supply agreement in which Helix BioMedix will provide NuGlow with finished skin care products, including certain private label cosmeceutical, sun care and acne care products. NuGlow will place its first order by July 31, 2010.

“We are pleased to announce our investment and supply agreement with NuGlow, which creates the opportunity to bring the next generation in advanced skin care technology products to consumers,” stated R. Stephen Beatty, President and Chief Executive Officer of Helix BioMedix. “NuGlow has established a tested, cost-effective and proven direct response model that I believe will increase the value proposition for the commercialization of Helix BioMedix technologies. We currently expect the initial marketing campaign to begin in the Fall with NuGlow targeting 28-50 year-old women. This campaign complements our Striking™ Skin Care marketing focus by including a younger demographic. Today’s announcement is particularly exciting in that it comes at a time when we expect to announce record quarterly revenue for the second quarter. We are very pleased with our continued progress as we execute on our strategic growth initiatives.”

“We are very fortunate to be able to partner with Helix BioMedix Inc.,” said Steven Sheiner, Chief Executive Officer of NuGlow. “Their advanced line of peptides and superior formulations will allow us to expand our offerings significantly. We spent a great deal of time looking for a company with which we could build a strong direct-to-consumer business and in every way Helix BioMedix is that company.”

About Helix BioMedix, Inc.

Helix BioMedix, Inc. is a biopharmaceutical company with an extensive library of diverse bioactive peptides and patents covering six distinct classes and hundreds of thousands of peptide sequences. Core competencies include peptide design, synthesis and characterization together with assay development, screening, tissue culture and microbiology, leveraged through relationships with contract research organizations and peptide manufacturers. The company takes product development programs from theoretical concept to a qualified skin care active ingredient fully validated as to efficacy and safety. Applications for Helix BioMedix peptides include anti-aging cosmeceutical skin care and acne treatment as well as other topical anti-infective pharmaceuticals and wound healing applications. Striking™ and SmartPeptide™ are trademarks of Helix BioMedix, Inc. More information about the company and its proprietary peptides may be found on the company’s website at www.helixbiomedix.com.

About NuGlow Cosmaceuticals, LLC

NuGlow Cosmaceuticals, LLC is a specialty skincare company focused on providing only the highest quality products to improve the appearance of skin using a direct-to-consumer model. The company’s skincare products are designed to enhance skin appearance, reduce signs of aging and provide other skincare benefits. Established in 2003, NuGlow is based in Los Angeles, California.

Forward Looking Statements

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding activities, events or developments that the company expects, believes or anticipates may occur in the future, including statements related to its potential growth, product development and commercialization and revenue. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the company’s ability to successfully raise additional capital, enter into revenue generating license agreements, continue its research and development efforts, including pre-clinical and clinical studies, and continue developing marketable peptide-based products, and general economic conditions. Additional assumptions, risks and uncertainties are described in detail in the company’s reports and other filings with the Securities and Exchange Commission. Such filings are available on the company’s website or at www.sec.gov. Readers are cautioned that such forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:

Matt Kreps

Shelton Group Investor Relations

(972) 239-5119 X 125

mkreps@sheltongroup.com

Company Contact:

R. Stephen Beatty

President and CEO

(425) 402-8400

sbeatty@helixbiomedix.com